EXHIBIT 10.1

JOINDER AND FIRST AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

          THIS JOINDER AND FIRST AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this "Joinder") is made and entered into and effective as of December 9, 2005 (the "Effective Date"), by and among SUN HEALTHCARE GROUP, INC., a Delaware corporation (the "Company"), and each direct or indirect Subsidiary of the Company identified on Signature Page "A" of this Joinder as a borrower (individually an "Existing Borrower", and collectively the "Existing Borrowers"), all entities identified on Signature Page "B" of this Joinder as a borrower (individually, a "Peak Borrower", and collectively, the "Peak Borrowers"; the Company, the Existing Borrowers and the Peak Borrowers are collectively referred to herein as the "Borrowers"), the financial institution(s) listed on the signature pages hereof, and their respective successors and assignees (each, a "Lender" and, collectively, "Lenders"), and CAPITALSOURCE FINANCE LLC, a Delaware limited liability company (in its individual capacity as a Lender, "CapitalSource", and in its capacity as collateral agent, "Collateral Agent").

R E C I T A L S

          WHEREAS, the Borrowers, Collateral Agent and Lenders entered into that certain Amended and Restated Loan and Security Agreement (the "Loan Agreement"), dated as of December 2, 2005.

          WHEREAS, the Fixed Charge Coverage of the Borrowers for the three months ended October 31, 2005 was less than 1.00 to 1.0, the minimum ratio required by Section A of the Financial Covenants Rider to the Loan Agreement (the "FCC Noncompliance").

          WHEREAS, Borrowers have requested that Lenders and Collateral Agent waive the default caused by the FCC Noncompliance and have agreed to enter into this Joinder to induce Lenders and Collateral Agent to waive the FCC Noncompliance.

          WHEREAS, the Borrowers, Collateral Agent and Lenders have agreed to make Loans under the Loan Agreement available to the Peak Borrowers and to amend the Schedules of the Loan Agreement to reflect the addition of the Peak Borrowers as Borrowers under the Loan Agreement.

          WHEREAS, Borrowers, Collateral Agent and Lenders have agreed to modify and amend the Loan Agreement on the terms and conditions contained herein.

          NOW, THEREFORE, in consideration of the agreements and covenants set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby amend the Loan Agreement as follows:

          1.          Definitions.  All capitalized terms used in this Joinder and not otherwise defined herein shall have the same meanings assigned to such terms in the Loan Agreement.

          2.          Addition and Joinder of Peak Borrowers.  The Existing Borrowers, the Peak Borrowers, Collateral Agent and Lenders agree that, by execution and delivery of this Joinder and satisfaction of the other conditions set forth herein, each Peak Borrower shall constitute and be deemed a "Borrower" under and for purposes of the Loan Agreement and all other Loan Documents.  Accordingly, by its execution hereof, each Peak Borrower hereby agrees as of the Effective Date (A) to be a party to the Loan Agreement as a "Borrower" thereunder, (B) that it will be deemed to have made all of the representations and warranties of a "Borrower" under the Loan Agreement, as amended hereby, to the extent relating to the Peak Borrowers and to have been and be bound, jointly and severally with all other "Borrowers," by all of the conditions, obligations, appointments, covenants, representations, warranties and other agreements of a "Borrower" under and as set forth in the Loan Agreement, the Loan Documents and this Joinder, including, without limitation, the granting of the security interest in the Collateral under the Loan Documents, and (C) to promptly execute all further documentation, amendments, supplements, schedules, agreements and financing statements required by Collateral Agent consistent and in connection with the Loan Agreement and this Joinder.  In addition, the Existing Borrowers hereby reaffirm and agree to be bound, jointly and severally with Peak Borrowers, by all of the conditions, obligations, appointments, covenants, representations, warranties and other agreements of a "Borrower" under and as set forth in the Loan Agreement, the Loan Documents and this Joinder, and hereby agree to promptly execute all further documentation, amendments, supplements, schedules, agreements and financing statements required by Collateral Agent consistent and in connection with the Loan Agreement and this Joinder.

          3.          No Advances.  No Advances under the Revolving Loan shall be made to any Peak Borrower until such time as, in the Permitted Discretion of Collateral Agent, Liens in favor of Lenders upon the Accounts of such Peak Borrower have been perfected and the Accounts of such Peak Borrower have qualified as Eligible Receivables.

          4.          Excluded Peak Medical Entities. The Existing Borrowers, the Peak Borrowers, Collateral Agent and Lenders agree that, by execution and delivery of this Joinder and satisfaction of the other conditions set forth herein, Section 7.11 of the Loan Agreement is hereby amended by adding thereto the following sentence, which shall be inserted at the end thereof:  "Notwithstanding the preceding provisions of this Section 7.11, the following Subsidiaries shall not become Borrowers:  At Home Personal Care, LLC, Peak Medical FHAPT, Inc., Peak Medical Forest Hills, Inc., Peak Medical Mayfair, Inc., Peak Medical Oklahoma Holdings--Lake Drive, Inc., Peak Medical Oklahoma Holdings--McLoud, Inc., Peak Medical Rehabilitation Services, Inc., Peak Medical Training Services, Inc. and PMC Hospice Services, Inc., and the capital stock of the following Subsidiaries shall not be pledged as Collateral:  Peak Medical FHAPT, Inc., Peak Medical Forest Hills, Inc., Peak Medical Mayfair, Inc., Peak Medical Oklahoma Holdings--Lake Drive, Inc. and Peak Medical Oklahoma Holdings--McLoud, Inc."

          5.          Sublimits of Certain Peak Borrowers.  Notwithstanding any provisions of the Loan Agreement to the contrary, (a) the aggregate amount of all Advances at any time outstanding under the Revolving Loan to or on account of Peak Medical Assisted Living, Inc., a Delaware corporation ("Assisted Living"), shall not exceed $180,018 (the "Assisted Living Sublimit"), (b) the aggregate amount of all Advances at any time outstanding under the Revolving Loan to or on account of Peak Medical Oklahoma No. 12, Inc., a Delaware corporation ("Oklahoma No. 12"), shall not exceed $132,721 (the "Oklahoma No. 12 Sublimit"), and (c) the aggregate amount of all Advances at any time outstanding under the Revolving Loan to or on account of Peak Medical Oklahoma No. 9, Inc., a Delaware corporation ("Oklahoma No. 9"), shall not exceed $316,074 (the "Oklahoma No. 9 Sublimit").  Furthermore, upon the execution of that certain Intercreditor Agreement between Collateral Agent, GMAC Commercial Mortgage Corporation, a California corporation, and Peak Medical Montana Operations, Inc., a Delaware corporation ("Montana Operations"), the Borrowers, Collateral Agent, and Lenders shall execute an amendment to the Loan Agreement that shall provide a maximum amount of all Advances at any time that may be outstanding under the Revolving Loan to or on account of Montana Operations.  Each Advance made under the Revolving Loan shall be subject to the Assisted Living Sublimit, the Oklahoma No. 12 Sublimit and the Oklahoma No. 9 Sublimit.

          6.          Defaults.  The following provisions are hereby added to the Loan Agreement as Section 8.1(W) and (X):

          "(W)       The occurrence an event of default under any GMAC Loan Documents; or

           (X)        The occurrence of, or any GMAC Creditor asserts the occurrence of, a "Possession Date" (as defined in the GMAC Intercreditor Agreements) under any of the GMAC Intercreditor Agreements, or the occurrence of any event which, with the giving of notice or passage of time, would give rise to a Possession Date under any of the GMAC Intercreditor Agreements."

          7.          Waiver and Fee.  The undersigned, as Lenders and Collateral Agent, hereby (a) consent to the FCC Noncompliance and (b) agree that the FCC Noncompliance shall not be deemed a Default or an Event of Default under Section 8.1(C) or 8.1(D) of the Loan Agreement.  In consideration of Collateral Agent and Lenders entering into this Amendment, Borrowers hereby agree to pay to Lenders a nonrefundable waiver and amendment fee in the amount One Hundred Thousand Dollars ($100,000) (the "Amendment Fee").

          8.          Additional Amendments to Loan Agreement.  The Loan Agreement is hereby amended as follows:

                      A.          The following paragraph is added to the end of Section 2.2(B) of the Loan Agreement:

                      "Solely for the purposes of calculating interest amounts and fees due hereunder, to the extent that the outstanding amount of Advances (the "Outstanding Advance Amount") on any day is less than Ten Million Dollars ($10,000,000) (the "Minimum Balance"), the difference between the Minimum Balance and the Outstanding Advance Amount shall be deemed to be an outstanding Advance and shall incur interest as a Base Rate Loan (and interest shall accrue thereon as with any other Base Rate Loan), and, in addition, the Collateral Management Fee and Unused Line Fee during such period shall also be based on an amount of Advances equal to the greater of (1) the Outstanding Advance Amount and (2) the Minimum Balance (regardless as to the actual amount outstanding).  By way of example, if the Outstanding Advance Amount on any day is $8,900,000, then in addition to all other amounts owing hereunder, additional interest shall also be deemed to accrue (at the interest rate otherwise due for a Base Rate Loan) an amount equal to $1,100,000 (i.e., $10,000,000 less $8,900,000).  In addition, the Collateral Management Fee and the Unused Line Fee would also be based on an Outstanding Advance Amount equal to Ten Million Dollars ($10,000,000) (rather than $8,900,000)."

                       B.          Section 2.1(a)(2) (ii) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

                       "If (a) Borrowers terminate the Revolving Facility in whole under this subsection 2.1(A)(2); (b) Borrowers voluntarily or involuntarily repay the Obligations in whole (other than reductions to zero of the outstanding balance of the Revolving Facility resulting from the ordinary course operation of the provisions of subsection 2.4), whether by virtue of Lenders' exercising their right of set off or otherwise; or (c) the Obligations are accelerated in whole by Lenders (each of the events described in (a), (b) and (c) above being hereinafter referred to as, a "Full Revolver Termination"), then at the effective date of any such Full Revolver Termination, Borrowers shall pay Lenders (in addition to the then outstanding principal, accrued interest and other Obligations relating to the Revolving Facility pursuant to the terms of this Agreement and any other Loan Document), to compensate Lenders for the loss of bargain and not as a penalty, an amount equal to Three Million Dollars ($3,000,000) if the Full Revolver Termination occurs on or prior to June 1, 2007, less any Partial Revolver Termination fees paid prior thereto, and an amount equal to One Million Five Hundred Thousand Dollars ($1,500,000) if the Full Revolver Termination occurs after June 1, 2007 but prior to September 1, 2008, less any Partial Revolver Termination fees paid prior thereto.  If (a) Borrowers terminate the Revolving Facility in part under this subsection 2.1(A)(2) (a "Partial Revolver Termination"), then at the effective date of any such Partial Revolver Termination, Borrowers shall pay Lenders (in addition to the then outstanding principal, accrued interest and other Obligations relating to the Revolving Facility pursuant to the terms of this Agreement and any other Loan Document), to compensate Lenders for the loss of bargain and not as a penalty, an amount equal to the product of Three Million Dollars ($3,000,000) multiplied by a fraction with a numerator equal to the amount of the reduction of the Commitment and the denominator equal to the then effective Facility Cap if the Partial Revolver Termination occurs on or prior to June 1, 2007 (but in no event shall the aggregate amount of termination fees for a Partial Revolver Termination exceed an amount equal to the product of One Million Five Hundred Thousand Dollars ($1,500,000) multiplied by a fraction with a numerator equal to the amount of the reduction of the Commitment and the denominator equal to the then effective Facility Cap if the Partial Revolver Termination occurs after June 1, 2007 but prior to September 1, 2008; provided, however, that in no event may the aggregate amount of Partial Revolver Termination fees exceed $3,000,000.  Notwithstanding the above provisions of this paragraph, if a Full Revolver Termination occurs and, in connection therewith, CapitalSource Finance LLC participates in any replacement financing (in its sole and absolute discretion with no obligation to participate or to consider participating), instead of the amounts provided above for a Full Revolver Termination, Borrowers shall pay Lenders (in addition to the then outstanding principal, accrued interest and other Obligations relating to the Revolving Facility pursuant to the terms of this Agreement and any other Loan Document), to compensate Lenders for the loss of bargain and not as a penalty, an amount equal to One Million Five Hundred Thousand Dollars ($1,500,000) if the Full Revolver Termination occurs on or prior to June 1, 2007, less any Partial Revolver Termination fees paid prior thereto, and an amount equal to Seven Hundred Fifty Thousand Dollars ($750,000) if the Full Revolver Termination occurs after June 1, 2007 but prior to September 1, 2008, less any Partial Revolver Termination fees paid prior thereto."

          9.          Additional Definitions.  The following terms shall be added as defined terms to the Loan Agreement:

                      (a)          "GMAC-Assisted Living Creditor" shall mean GMAC Commercial Mortgage Corporation, or any successor thereto under the GMAC-Assisted Living Loan Documents.

                      (b)          "GMAC-Assisted Living Intercreditor Agreement" shall mean that certain Intercreditor Agreement by and among GMAC-Assisted Living Creditor, Collateral Agent, and Assisted Living.

                      (c)          "GMAC-Assisted Living Loan Documents" shall mean that certain loan agreement by and between GMAC-Assisted Living Creditor and Assisted Living, and the other agreements, documents and instruments delivered in connection therewith.

                      (d)          "GMAC Creditor" means any of GMAC-Assisted Living Creditor, GMAC-Oklahoma No. 9 Creditor, or GMAC-Oklahoma No. 12 Creditor.

                      (e)          "GMAC Intercreditor Agreements" means the GMAC-Assisted Living Intercreditor Agreement, the GMAC-Oklahoma No. 9 Intercreditor Agreement, and the GMAC-Oklahoma No. 12 Intercreditor Agreement.

                      (e)          "GMAC Loan Documents" means the GMAC-Assisted Living Loan Documents, the GMAC-Oklahoma No. 9 Loan Documents, and the GMAC-Oklahoma No. 12 Loan Documents.

                      (f)          "GMAC-Oklahoma No. 9 Creditor" shall mean GMAC Commercial Mortgage Corporation, or any successor thereto under the GMAC-Oklahoma No. 9 Loan Documents.

                      (f)          "GMAC-Oklahoma No. 9 Intercreditor Agreement" shall mean that certain Intercreditor Agreement by and among GMAC-Oklahoma No. 9 Creditor, Collateral Agent, and Oklahoma No. 9.

                      (f)          "GMAC-Oklahoma No. 9 Loan Documents" shall mean that certain loan agreement by and between GMAC-Oklahoma No. 9 Creditor and Oklahoma No. 9, and the other agreements, documents and instruments delivered in connection therewith.

                      (g)          "GMAC-Oklahoma No. 12 Creditor" shall mean GMAC Commercial Mortgage Corporation, or any successor thereto under the GMAC-Oklahoma No. 12 Loan Documents.

                      (h)          "GMAC-Oklahoma No. 12 Intercreditor Agreement" shall mean that certain Intercreditor Agreement by and among GMAC-Oklahoma No. 12 Creditor, Collateral Agent, and Oklahoma No. 12.

                      (i)          "GMAC-Oklahoma No. 12 Loan Documents" shall mean that certain loan agreement by and between GMAC-Oklahoma No. 12 Creditor and Oklahoma No. 12, and the other agreements, documents and instruments delivered in connection therewith.

          10.         Amended Schedules.  Attached hereto as Exhibit A are supplements to certain Schedules to the Loan Agreement that reflect the addition of Peak Borrowers as Borrowers.

          11.         Conditions to Effectiveness.  The effectiveness of this Joinder is subject to the satisfaction of the following conditions precedent in a manner satisfactory to Collateral Agent, unless specifically waived in writing by Collateral Agent:

                      A.          Collateral Agent shall have received all of the following, each in form and substance satisfactory to Collateral Agent in its sole discretion, and, where applicable, each duly executed by each party thereto, other than Lenders:

                                   (1)          This Joinder, duly executed by the Borrowers;

                                   (2)          (a)  the certificate of formation, bylaws or similar organizational documents of each Peak Borrower, (b) good standing certificates for each Peak Borrower issued by its jurisdiction of organization, (c) copies of the resolutions of the board of directors or managers of each Peak Borrower authorizing the execution, delivery and performance of the Loan Documents to which such Peak Borrower is a party, (d) certificates of the managers or secretaries of each Peak Borrower, in form and substance satisfactory to Lenders, as to the incumbency and signature of the officers executing any agreements, documents and instruments in connection herewith, and (e) each document (including, without limitation, any UCC financing statement) required by any Loan Document or under law or requested by Collateral Agent to be filed or recorded in order to create, in favor of Lenders, a perfected first priority security interest in or Lien upon such Collateral owned by Peak Borrowers and evidence of each such filing, registration or recordation and of the payment by Borrowers of any necessary fee, tax or expense relating thereto;

                                   (3)          the Amendment Fee; and

                                   (4)          All other documents Collateral Agent may reasonably request with   respect to any matter relevant to this Joinder or the transactions contemplated hereby.

                      B.           All representations and warranties of the Borrowers in the Loan Agreement or   any other Loan Document shall be true and correct in all material respects at and as of the date hereof and as of the effective date of this Joinder as though then made, except (1) to the extent of the changes caused by the transactions expressly contemplated herein, and (2) for such representations and warranties as by their terms expressly speak as of an earlier date.

                      C.          No Material Adverse Effect or Material Adverse Change shall have occurred or be reasonably expected to occur.

                      D.          No Default or Event of Default shall have occurred and be continuing, unless such Default or Event of Default has been otherwise specifically waived in writing by Requisite Lenders or, only to the extent required by the Loan Agreement, all Lenders.

                      E.          All corporate proceedings taken in connection with the transactions contemplated by this Joinder and all documents, instruments and other legal matters incident thereto shall be duly authorized and executed.

                      F.          Payment by Borrowers of all reasonable fees and costs incurred by Collateral Agent in preparation and execution of this Joinder (including reasonable attorneys' fees and costs, title costs and recording fees); provided, however, that the Borrowers shall only be required to pay such fees and costs that are invoiced to the Borrowers no later than one business day prior to funding in order to comply with this condition to effectiveness (but in all events, such fees and costs shall be paid promptly after invoiced to the Borrowers regardless as to whether such invoice is delivered later than one business day prior to funding).

          12.         Waiver.  Except for the waiver set forth in Section 7 above, nothing contained herein shall be construed as a waiver by Lenders of any covenant or provision of the Loan Agreement, the other Loan Documents, this Joinder or any other contract or instrument among Lenders and the Borrowers.  The failure of Lenders at any time or times hereafter to require strict performance by the Borrowers of any provision thereof shall not waive, affect or diminish any right of Lenders to thereafter demand strict compliance therewith.  Lenders hereby reserve all rights granted under the Loan Agreement, the other Loan Documents, this Joinder, and any other contract or instrument among the Borrowers and Lenders.  Without limitation, Lender may insist upon strict compliance with the terms and conditions of the Financial Covenants Rider, including future compliance with the Fixed Charge Coverage for subsequent periods.

          13.         Ratification.  The terms and provisions set forth in this Joinder shall modify and supersede all inconsistent terms and provisions set forth in the Loan Agreement and the other Loan Documents, and, except as expressly modified by this Joinder, each and every covenant, warranty and other provision of the Notes and the other Loan Documents is hereby ratified and reaffirmed (as though restated in this Joinder as of the date hereof) and shall remain in full force and effect.  The Borrowers and Lenders agree that the Loan Agreement and the other Loan Documents, as amended hereby, shall continue to be legal, valid, binding and enforceable in accordance with their respective terms except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.  This Joinder is not intended and shall in no way act as a novation of the Loans or a release, relinquishment, alteration or reissue of the liens and security interests securing the payment of the Notes.

          14.         Representations and Warranties.  Each of the Borrowers, including, without limitation, each Peak Borrower, hereby represents and warrants to Lenders that (A) the execution, delivery and performance of this Joinder and any and all other Loan Documents executed and delivered in connection herewith (i) have been authorized by all requisite corporate, partnership or limited liability company action on the part of each Borrower, (ii) are within its powers, (iii) have been duly authorized, and (iv) do not contravene (a) its articles of incorporation or bylaws or other organizational documents or (b) any applicable law; (B) each Borrower is authorized to execute, deliver and perform this Joinder and any and all other Loan Documents executed and/or delivered in connection herewith; (C) the representations and warranties contained in the Loan Agreement, as amended hereby, and any other Loan Documents are true and correct in all material respects on and as of the date hereof and on and as of the date of execution hereof as though made on and as of each such date, except for such representations and warranties as are by their express terms limited to a specific date and taking into account any amendment to schedules or exhibits pursuant to this Joinder or as a result of any disclosure made by Borrowers to Collateral Agent after the Closing Date and approved in writing by the Collateral Agent; (D) no Default or Event of Default under the Loan Agreement, as amended hereby, has occurred and is continuing; (E) each Borrower is in full compliance with all covenants and agreements contained in the Loan Agreement and the other Loan Documents, as amended hereby; (F) no Borrower has amended its articles of incorporation or bylaws or other organizational documents since the date of the Loan Agreement; and (G) no consent, license, permit, approval or authorization of, or registration, filing or declaration with any governmental authority or other Person, is required in connection with the execution, delivery, performance, validity or enforceability of this Joinder or the Loan Documents executed in connection herewith, as applicable, by or against such Borrower.

          15.         Survival of Representations and Warranties.  All representations and warranties made herein and in the Loan Agreement or any other Loan Document, including, without limitation, any document furnished in connection with this Joinder, shall survive the execution and delivery of this Joinder and the other Loan Documents, and no investigation by the Lenders or any closing shall affect the representations and warranties or the right of the Lenders to rely upon them.

          16.         Release.

                      A.          As of the date hereof, each of the Borrowers, including, without limitation, each Peak Borrower, and the Company, for themselves and their successors and assigns (collectively, the "Borrower Parties") hereby fully and forever releases, discharges and acquits each of the Lenders, the Collateral Agent and their parent, subsidiary, affiliate and predecessor corporations, and their respective past and present officers, directors, shareholders, partners, attorneys, legal representatives, agents and employees, and their successors, heirs and assigns and each of them, of and from and against any and all claims, demands, obligations, duties, liabilities, damages, expenses, indebtedness, debts, breaches of contract, duty or relationship, acts, omissions, misfeasance, malfeasance, causes of action, sums of money, accounts, compensation, contracts, controversies, promises, damages, costs, losses and remedies therefor, choses in action, rights of indemnity or liability of any type, kind, nature, description or character whatsoever, and irrespective of how, why or by reason of what facts, whether liquidated or unliquidated, known or unknown, to any of the Borrowers (collectively, "Claims"), which any of such Borrower Parties may now have against any of said persons, firms or entities, by reason of, arising out of or based upon conduct, events or occurrences on or before the date hereof relating to:  (i) any of the Loans or the Loan Documents; (ii) the review, approval or disapproval of any and all documents, instruments, projections, advances, estimates, plans, specifications, drawings and all other items submitted to any of the Lenders or Collateral Agent in connection with the Loans or the Loan Documents; (iii) the disbursements of funds under the Loan Documents; (iv) the amendment or modification of the Loan Agreement made pursuant to this Joinder; (v) any Lender's or Collateral Agent's acts, statements, conduct, representations and omissions made in connection with the Loans or Loan Documents and any amendment or modification relating thereto; or (vi) any fact, matter, transaction or event relating as of the date hereof, provided that nothing contained herein shall be deemed a release of any Lenders' or Collateral Agent's obligations under this Joinder or (to the extent first arising and accruing after the date hereof) the Loan Agreement, as modified, or (to the extent first arising and accruing after the date hereof) a release of any Lender's or Collateral Agent's obligations under the Loan Documents as expressly set forth therein.

                      B.          Each of the Borrower Parties represents and warrants that it has not heretofore assigned or transferred, or purported to assign or to transfer, to any person or entity any matter released hereunder or any portion thereof or interest therein, and each of the Borrower Parties agrees, jointly and severally, to indemnify, defend and hold the parties set forth hereinabove harmless from and against any and all claims based on or arising out of any such assignment or transfer or purported assignment or transfer.

                      C.          It is hereby further understood and agreed that the acceptance of delivery of this release by the parties released hereby shall not be deemed or construed as an admission of liability of any nature whatsoever arising from or related to the subject of the within release.

                      D.          Each of the Borrower Parties hereby agrees, represents and warrants that it has had advice of counsel of its own choosing in negotiations for and the preparation of this Joinder, including the foregoing release and waivers, that it has read the provisions of this Joinder, including the foregoing release and waivers, that it has had the foregoing release and waivers fully explained by such counsel, and that it is fully aware of its contents and legal effect.

          17.         Entire Agreement.  This Joinder, the Loan Documents and the schedules and exhibits attached thereto constitute the entire agreement of the Collateral Agent, the Borrowers and Lenders concerning the transactions contemplated by this Joinder and supersede and cancel any and all previous negotiations, arrangements, agreements, understandings or letters of interest or intent.

          18.         Governing Law.  This Joinder shall be governed by, and construed in accordance with, the law of the State of New York.

          19.         Counterparts.  This Joinder may be executed via telecopier or facsimile transmission in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute one and the same instrument.  This Joinder shall become effective upon the execution and delivery of an executed counterpart hereof by each of the parties hereto.

          IN WITNESS WHEREOF, the undersigned has executed and delivered this Joinder on and as of December 9, 2005.

CAPITALSOURCE FINANCE LLC, as
Collateral Agent and as Lender

By: /s/ Keith D. Reuben
Name: Keith D. Reuben
Title: Managing Director

Signature Page "A"

ACKNOWLEDGED AND AGREED TO as of the 9th day of December, 2005 on behalf of all Borrowers

SUN HEALTHCARE GROUP, INC., a Delaware corporation

By: /s/ Michael Newman
Name: Michael Newman
Title: Executive Vice President

Americare Health Services Corp.
BP SunAlliance, Inc.
Brent-Lox Hall Nursing Home, Inc.
Care Home Health Services
CareerStaff Services Corporation
CareerStaff Unlimited, Inc.
Coalinga Rehabilitation Center
Covina Rehabilitation Center
Fairfield Rehabilitation Center
Fullerton Rehabilitation Center
HTA of New York, Inc.
Libbie Rehabilitation Center, Inc.
Manatee Springs Nursing Center, Inc.
Masthead Corporation
Mediplex Management of Palm Beach County, Inc.
Mediplex Management, Inc.
Mediplex of Concord, Inc.
Mediplex of Connecticut, Inc.
Mediplex of Massachusetts, Inc.
Mediplex Rehabilitation of Massachusetts, Inc.
Pacific Health Care, Inc.
ProCare One Nurses, LLC
Regency Health Services, Inc.
SHG Services, Inc.
SunAlliance Healthcare Services, Inc.
SunBridge Beckley Health Care Corp.
SunBridge Braswell Enterprises, Inc.
SunBridge Brittany Rehabilitation Center, Inc.
SunBridge Care Enterprises, Inc.
SunBridge Care Enterprises West
SunBridge Carmichael Rehabilitation Center
SunBridge Charlton Healthcare, Inc.

By: /s/ Michael Newman
Name: Michael Newman
Title: Vice President

S-A-1

Signature Page "A"

SunBridge Circleville Health Care Corp.
SunBridge Clipper Home of North Conway, Inc.
SunBridge Clipper Home of Portsmouth, Inc.
SunBridge Clipper Home of Rochester, Inc.
SunBridge Clipper Home of Wolfeboro, Inc.
SunBridge Dunbar Health Care Corp.
SunBridge Gardendale Health Care Center, Inc.
SunBridge Glenville Health Care, Inc.
SunBridge Goodwin Nursing Home, Inc.
SunBridge G. P. Corporation
SunBridge Hallmark Health Services, Inc.
SunBridge Harbor View Rehabilitation Center
SunBridge Healthcare Corporation
SunBridge, Inc.
SunBridge Jeff Davis Healthcare, Inc.
SunBridge Maplewood Healthcare Center of Jackson, Tennessee, Inc.
SunBridge Marion Health Care Corp.
SunBridge Meadowbrook Rehabilitation Center
SunBridge Mountain Care Management, Inc.
SunBridge Nursing Home, Inc.
SunBridge Paradise Rehabilitation Center, Inc.
SunBridge Putnam Health Care Corp.
SunBridge Regency Rehab Hospitals, Inc.
SunBridge Regency-North Carolina, Inc.
SunBridge Regency-Tennessee, Inc.
SunBridge Retirement Care Associates, Inc.
SunBridge Salem Health Care Corp.
SunBridge San Bernardino Rehabilitation Hospital, Inc.
SunBridge Shandin Hills Rehabilitation Center
SunBridge Statesboro Health Care Center, Inc.
SunBridge Stockton Rehabilitation Center, Inc.
SunBridge Summers Landing, Inc.
SunBridge West Tennessee, Inc.
SunDance Rehabilitation Agency, Inc.
SunDance Rehabilitation Corporation
SunDance Services Corporation
SunHealth Specialty Services, Inc.
SunMark of New Mexico, Inc.
SunPlus Home Health Services, Inc.
SunScript Medical Services, Inc.

By: /s/ Michael Newman
Name: Michael Newman
Title: Vice President

S-A-2

Signature Page "A"

SunScript Pharmacy Corporation
SunSolution, Inc.
The Mediplex Group, Inc.
U.S. Laboratory Corp.

By: /s/ Michael Newman
Name: Michael Newman
Title: Vice President

S-A-3

Signature Page "B"

ACKNOWLEDGED AND AGREED TO as of the 9th day of December, 2005

Great Falls Health Care Company, LLC
Peak Medical Ancillary Services, Inc.
Peak Medical Assisted Living, Inc.
Peak Medical Colorado No. 2, Inc.
Peak Medical Colorado No. 3, Inc.
Peak Medical Corporation
Peak Medical Farmington, Inc.
Peak Medical Gallup, Inc.
Peak Medical Idaho Operations, Inc.
Peak Medical Las Cruces No. 2, Inc.
Peak Medical Las Cruces, Inc.
Peak Medical Montana Operations, Inc.
Peak Medical New Mexico No. 3, Inc.
Peak Medical NM Management Services, Inc.
Peak Medical of Boise, Inc.
Peak Medical of Colorado, Inc.
Peak Medical of Idaho, Inc.
Peak Medical of Montana, Inc.
Peak Medical of Utah, Inc.
Peak Medical Oklahoma No. 1, Inc.
Peak Medical Oklahoma No. 10, Inc.
Peak Medical Oklahoma No. 11, Inc.
Peak Medical Oklahoma No. 12, Inc.
Peak Medical Oklahoma No. 13, Inc.
Peak Medical Oklahoma No. 2, Inc.
Peak Medical Oklahoma No. 3, Inc.
Peak Medical Oklahoma No. 4, Inc.
Peak Medical Oklahoma No. 5, Inc.
Peak Medical Oklahoma No. 7, Inc.
Peak Medical Oklahoma No. 8, Inc.
Peak Medical Oklahoma No. 9, Inc.
Peak Medical Oklahoma Operations, Inc.
Peak Medical Peachtree, Inc.

By: /s/ Michael Newman
Name: Michael Newman
Title: Vice President

S-B-1

Signature Page "B"

Peak Medical Roswell, Inc.
Peak Medical Utah No. 2, Inc.
PM Henryetta Holdings, Inc.
PM Oxygen Services, Inc.

By: /s/ Michael Newman
Name: Michael Newman
Title: Vice President

S-B-2